Exhibit 99.1

Alzamend Neuro Announces Reverse Stock Split

ATLANTA, GA, May 8, 2025 -- Alzamend Neuro, Inc. (Nasdaq: ALZN) (“Alzamend” or the “Company”), a clinical-stage biopharmaceutical company focused on developing novel products for the treatment of Alzheimer’s disease (“Alzheimer’s”), bipolar disorder (“BD”), major depressive disorder (“MDD”) and post-traumatic stress disorder (“PTSD”), today announced that Alzamend’s board of directors approved a one-for-nine reverse stock split of Alzamend’s common stock (“Common Stock”) that will be effective in the State of Delaware at 12:01 a.m. Eastern Time on May 12, 2025. Beginning with the opening of trading on May 12, 2025, the Company’s Common Stock will trade on The Nasdaq Capital Market on a split-adjusted basis under the Company’s existing trading symbol “ALZN”. The new CUSIP number for the Common Stock will be 02262M605. The reverse stock split is part of the Company’s plan to maintain compliance with the minimum bid price requirement of $1.00 per share required to maintain continued listing on The Nasdaq Capital Market, among other benefits.

The reverse stock split affects all issued and outstanding shares of the Company’s Common Stock, as well as the number of shares of Common Stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split reduces the number of shares of Common Stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the reverse split. The par value of the Company’s Common Stock will remain unchanged at $0.0001 per share after the reverse stock split. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some stockholders owning a fractional share. No fractional shares will be issued in connection with the reverse split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment. As of the date of this press release, Alzamend has 7,208,591 shares of Common Stock issued and outstanding, which it anticipates will result in approximately 800,954 shares of Common Stock after the reverse stock split is effective.

Computershare Trust Company, N.A. (“Computershare”), is acting as the exchange agent and transfer agent for the reverse stock split. Computershare will provide instructions to stockholders for receiving payment for any fractional shares.

About Alzamend Neuro

Alzamend Neuro is a clinical-stage biopharmaceutical company focused on developing novel products for the treatment of Alzheimer’s, BD, MDD and PTSD. Our mission is to rapidly develop and market safe and effective treatments. Our current pipeline consists of two novel therapeutic drug candidates, AL001 - a patented ionic cocrystal technology delivering lithium via a therapeutic combination of lithium, salicylate and L-proline, and ALZN002 - a patented method using a mutant-peptide sensitized cell as a cell-based therapeutic vaccine that seeks to restore the ability of a patient’s immunological system to combat Alzheimer’s by removing beta-amyloid from the brain. The latter is a second-generation active-immunity approach designed to mitigate the disadvantages of approved passive immunity marketed antibody products, particularly by reducing the required frequency and costs of dosing associated with antibody products. Both of our product candidates are licensed from the University of South Florida Research Foundation, Inc. pursuant to royalty-bearing exclusive worldwide licenses.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Alzamend undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect Alzamend’s business and financial results are included in Alzamend’s filings with the U.S.

Securities and Exchange Commission. All filings are available at www.sec.gov and on Alzamend’s website at www.Alzamend.com.

Contacts:

Email: Info@Alzamend.com or call: 1-844-722-6333